Exhibit 99.1

The Cannabist Company Reports Fourth Quarter and Full Year 2023 Results

NEW YORK, N.Y., March 13, 2024 – The Cannabist Company Holdings Inc. (NEO: CBST) (OTCQX: CBSTF) (FSE: 3LP) (“The Cannabist Company” or the “Company”), one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the fourth quarter and full year ended December 31, 2023. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted.

Fourth Quarter and Full Year 2023 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	For the Three Months Ended			For the Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$128,365	$129,183	$126,187	$511,327	$511,578
Gross Profit	$43,623	$37,142	$41,601	$179,968	$201,211
Adj. Gross Profit[1,2]	$43,724	$50,275	$47,182	$193,853	$216,657
Adj. Gross Margin[1,2]	34.1%	38.9%	37.4%	37.9%	42.4%
Income (Loss) from Operations	$(77,690)	$(19,330)	$(360,757)	$(105,240)	$(416,240)
Adj. EBITDA[1,2]	$12,472	$20,493	$17,405	$69,645	$67,376
Adj. EBITDA Margin[1,2]	9.7%	15.9%	13.8%	13.6%	13.2%
Net Income (Loss)	$(72,498)	$(36,180)	$(301,017)	$(174,287)	$(421,481)

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]

Both Adj. Gross Profit and Adj. EBITDA exclude $0.1 million in Q4 2023, $13.1 million in Q3 2023, and $5.6 million in Q4 2022; see the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 for additional disclosure.

“In 2023, we successfully produced topline revenue of $511 million, consistent with the prior year, and implemented significant cost reduction programs that resulted in Adjusted EBITDA and net loss improvements over 2022. In addition, we further improved our capital structure through the retirement of $30.6 million of debt in the fourth quarter. It is a credit to the Cannabist team to have achieved these accomplishments during a year when we unwound the prior merger agreement,” said David Hart, CEO of The Cannabist Company.

He continued, “We began 2024 with renewed focus as The Cannabist Company. We are committed to continuously improving our operations and leveraging the investments that we have made in cultivation and manufacturing facilities by shifting the wholesale mix toward finished goods and engaging in strategic partnerships. We will continue to optimize our retail footprint and capitalize on the significant growth opportunities to come from markets transitioning to adult use. We remain committed to achieving long-term, sustainable margin improvement and cash flow generation, and we are intently focused on driving shareholder value over the mid-term. I am proud of our team’s incredible resilience and the inspiring passion for our business that will enable us to seize on the opportunities before us.”

Top 5 Markets by Revenue in Q4[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q4[3]: Delaware, Maryland, New Jersey, Ohio, Virginia

[3]	Markets are listed alphabetically

Operational Highlights for Full Year and Fourth Quarter 2023

•	In Q4, wholesale revenue increased 3.9% sequentially to $16.4 million, or 13% of total revenue. For the full year, wholesale represented 12% of total revenue.

•

The year-end active retail count was 86 locations, as there were no new locations opened in Q4 2023. As of March 13, 2024, the active retail count is 85 across 15 markets, with the Utah divestiture having closed.

•

In 2023, the Company launched various new purpose-driven form factors of award-winning brands across the national portfolio, including AMBER Live Resin Concentrate in Virginia, Press Mango Lemonade Oral Dissolvable Tablets in New Jersey and Seed & Strain Distillate Vape in six markets.

•	Announced strategic commercial partnerships with Old Pal and Airo Brands; expanded collaboration with ButACake, introducing products to the New Jersey market.

•	In Q4 2023, the retail share of internal house brand sales increased to 51%, over 50% in Q3 2023.

•	There are 36 Cannabist locations in the U.S., with additional openings planned in 2024 in Maryland (1), New Jersey (1), and Virginia (2).

Financial Highlights for Full Year and Fourth Quarter 2023

•

The Company ended the fourth quarter with $39.3 million in total cash, $3.5 million of which is restricted. The Company paid down $30.6 million in senior debt during Q4: the Company redeemed $25 million of 13% notes due May 2024 and paid off the $5.6 million outstanding pursuant to the convertible notes that matured in December 2023.

•	Subsequent to the year-end, the Company has further reduced leverage by exchanging $10 million of 6% senior secured notes due 2025 via an exchange agreement announced in January 2024.

•	In Q4 2023, cash from operations was $9.4 million, compared to $1.8 million in Q3 2023, primarily a result of a deliberate inventory reduction strategy in the fourth quarter.

•

Capital expenditures of $1.7 million in the fourth quarter; capital expenditures in 2024 are expected to remain in the range of $2 to $3 million per quarter, largely for new store openings and manufacturing upgrades ahead of the anticipated growth of the wholesale program.

•	In Q1 2024, the Company closed on the divestiture of its Utah license and retail location for $6.5 million in gross proceeds.

•	The Company intends to pursue additional alternatives to reduce debt, reduce interest expense and extend maturities on the remaining instruments due in 2024, 2025, and 2026.

Conference Call and Webcast Details

The Company will host a conference call on Wednesday, March 13, 2024 at 8:00 a.m. ET to discuss financial and operating results for the fourth quarter and full year of 2023.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BI617a5cdf51ec4fb8bb8a9b2f7bd4eec3. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/rhzvabv5.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 15 U.S. jurisdictions. The Company operates 123 facilities including 93 dispensaries and 30 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Non-GAAP Financial Measures

In this press release, The Cannabist Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Cannabist Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our annual report on Form 10-K.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning The Cannabist Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: expectations related to growth, cost management and financial numbers including free cash flow and capital expenditures; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations and drive innovation through technology and product/brand development; the planned opening of additional Cannabist locations; the Company’s ability to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in The Cannabist Company’s Form 10-K for the year ended December 31, 2023, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. The Cannabist Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

investor@cannabistcompany.com

Media Contact

Lindsay Wilson

SVP, Communications

media@cannabistcompany.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended		Full Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$128,365	$126,187	$511,327	$511,578
Cost of sales	(84,742)	(84,518)	(331,359)	(310,163)
Cost of sales related to business combination fair value adjustments to inventory	—	(68)	—	(204)

Gross profit	43,623	41,601	179,968	201,211
Selling, general and administrative expenses	(121,313)	(402,358)	(285,208)	(617,451)

Loss from operations	(77,690)	(360,757)	(105,240)	(416,240)
Other income (expense), net	(8,710)	22,618	(63,658)	(16,454)
Income tax benefit (expense)	13,902	37,122	(5,389)	11,213

Net income (loss)	(72,498)	(301,017)	(174,287)	(421,481)
Net income (loss) attributable to non-controlling interests	286	(907)	1,425	(5,476)

Net income (loss) attributable to Columbia Care shareholders	$(72,784)	$(300,110)	$(175,712)	$(416,005)
Weighted average common shares outstanding - basic and diluted	408,462,038	391,268,805	411,451,127	392,571,201
Earnings per common share attributable to Cannabist Company shareholders - basic and diluted	$(0.18)	$(0.77)	$(0.43)	$(1.06)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended		Full Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash	$35,764	$48,154	$35,764	$48,154
Total current assets	187,527	237,177	187,527	237,177
Property and equipment, net	298,498	357,993	298,498	357,993
Right of use assets	218,273	219,895	218,273	219,895

Total assets	823,111	994,726	823,111	994,726
Total current liabilities	160,044	203,118	160,044	203,118
Total liabilities	757,759	787,823	757,759	787,823
Total equity	65,352	206,903	65,352	206,903

Total liabilities and equity	$823,111	$994,726	$823,111	$994,726

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $ thousands, unaudited)

	Three Months Ended		Full Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by (used in) operating activities	$9,380	$5,152	$7,471	$(111,401)
Net cash (used in) investing activities	(25,437)	(3,369)	(3,499)	(75,327)
Net cash provided by (used in) financing activities	$(8,197)	$(3,652)	$(14,124)	$153,684

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended		Full Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$(72,498)	$(301,017)	$(174,287)	$(421,481)
Income tax (benefit) expense	(13,902)	(37,122)	5,389	(11,213)
Depreciation and amortization	15,122	21,711	62,729	84,788
Net interest and debt amortization	12,909	14,035	54,865	52,542

EBITDA (Non-GAAP)	$(58,369)	$(302,393)	$(51,304)	$(295,364)
Share-based compensation	$(12,839)	$7,281	$5,465	$27,930
Goodwill and intangible impairment	65,522	340,121	65,522	340,121
Adjustments for other acquisition and non-core costs	18,329	10,310	50,078	38,407
Gain on remeasurement of contingent consideration, net	—	(37,362)	—	(37,362)
Fair value changes on derivative liabilities	(171)	(620)	(116)	(6,560)
Fair value mark-up for acquired inventory	—	68	—	204

Adjusted EBITDA (Non-GAAP)	$12,472	$17,405	$69,645	$67,376